Exhibit 4.1

Execution Version

ENLINK MIDSTREAM, LLC

as Issuer,

ENLINK MIDSTREAM PARTNERS, LP

as Initial Guarantor,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of August 31, 2022

6.500% Senior Notes due 2030

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

THIS INDENTURE dated as of August 31, 2022 is among EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), EnLink Midstream Partners, LP, a Delaware limited partnership (the “Initial Guarantor”), and Computershare Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Initial Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s notes to be designated as the “6.500% Senior Notes due 2030” (the “Notes”).

WHEREAS, the Company and the Initial Guarantor are members of the same consolidated group of companies, and the Initial Guarantor will derive direct and indirect economic benefit from the issuance of the Notes. Accordingly, the Initial Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional, and joint and several guarantee of the Notes to the extent provided in or pursuant to this Indenture.

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Initial Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

That in order to declare the terms and conditions upon which the Notes are authenticated, issued, and delivered, and in consideration of the premises, and of the purchase and acceptance of the Notes by the Holders thereof, the Company, the Initial Guarantor, and the Trustee covenant and agree with one other, for the benefit of the respective Holders from time to time of the Notes, as follows:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officers’ Certificate to determine whether any Person is an Affiliate of any specified Person.

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“Agent” means any Registrar or paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Attributable Debt,” when used with respect to any Sale-Leaseback Transaction (as defined in Section 4.10 hereof), means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs, and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Managing Member or any authorized committee of the board of directors of the Managing Member or any directors and/or officers of the Managing Member to whom such board of directors or such committee shall have duly delegated its authority to act hereunder. If the Company shall change its form of entity to (i) a corporation, the references to the board of directors of the Managing Member shall mean the board of directors of the Company or (ii) a limited partnership, the references to the board of directors of the Managing Member shall mean the board of directors of the general partner of the Company.

“Business Day” means any day other than a Legal Holiday.

The term “capital stock” of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock, partnership, limited liability company, and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Change of Control” means the occurrence of any of the following after the date of the Indenture:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders or any employee benefit plan of the Company or one of its Subsidiaries (and any Person acting in its capacity as a trustee, agent, or other fiduciary or administrator of such plan);

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(2)            the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or the Managing Member, measured by voting power rather than percentage of interests, provided that (x) so long as the Company is a Subsidiary of the Managing Member, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Managing Member and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person first referred to in this clause is the beneficial owner; or

(3)            the adoption by the Company’s unitholders of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, S.A.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person (including a Successor Company).

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, or a Vice President of the Managing Member, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, or an Assistant Secretary of the Managing Member, and delivered to the Trustee, or if the Company shall change its form of entity to other than a limited liability company, by Persons or officers, members, agents, and others holding positions comparable to those of the foregoing nature, as applicable.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (calculated as if the maturity date of the Notes was the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (calculated as if the maturity date of the Notes was the Par Call Date).

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“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Company and its consolidated Subsidiaries after deducting therefrom:

(1)            all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2)            the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents, and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its consolidated Subsidiaries for the Company’s most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

“Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of June 3, 2022, among the Company, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto, as amended, restated, or otherwise modified from time to time, and any successor or replacement agreement with banks or other financial institutions that provides for revolving loans to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee thereof.

“Default” means any event, act, or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Note” attached thereto.

“Depositary” means The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

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“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Fitch” means Fitch Ratings, Ltd.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Global Note” means a Note in global form deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Note” attached thereto, issued in accordance with Section 2.01 hereof.

“Global Note Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under this Indenture.

The term “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder,” “Holder of Notes”, or other similar terms means, a Person in whose name a Note is registered in the Notes Register (as defined in Section 2.04(a)).

“Indenture” means this instrument as originally executed, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantor” has the meaning set forth in the recitals to this Indenture.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any replacement agent selected by the Company in accordance with the definition of “Rating Agencies.”

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“Legal Holiday” means a Saturday, a Sunday, or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation, or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, security interest, pledge, charge, or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

“Managing Member” means EnLink Midstream Manager, LLC, a Delaware limited liability company, and its successors as managing member of the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Offering Memorandum” means the Company’s offering memorandum, dated August 16, 2022, relating to the offering of the Notes issued on the date of the Indenture.

“Officer” means, with respect to a Person, the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary, or any Assistant Vice President of such Person. If the Company shall change its form of entity to other than a limited liability company, any reference herein to an Officer of the Managing Member shall be deemed to include such Officer of the Company (or of the applicable governing Person of the Company).

“Officers’ Certificate” means a certificate signed by two Officers of the Managing Member.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding,” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)            Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)            Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3)            Notes which have been paid pursuant to Section 2.08 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

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provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which a Trust Officer actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or a Subsidiary of the Company or of such other obligor.

“Par Call Date” means March 1, 2030.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).

“Permitted Holder” means each of Global Infrastructure Partners III-A/B, L.P., Global Infrastructure Partners III-C Intermediate, L.P., Global Infrastructure Partners III-C2 Intermediate, L.P., Global Infrastructure Partners III-C Stetson AIV, L.P. and each of their Affiliates, and any funds, partnerships or other investment vehicles controlled by them or their Affiliates. Any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means:

(1)            liens upon rights-of-way for pipeline purposes;

(2)            easements, rights-of-way, restrictions, and other similar encumbrances affecting real property and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property, or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(3)            rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of the Company or any Subsidiary or the use thereof or the rights and interests of the Company or any Subsidiary therein, in any manner under any and all laws;

(4)            rights reserved to the grantors of any properties of the Company or any Subsidiary, and the restrictions, conditions, restrictive covenants, and limitations, in respect thereto, pursuant to the terms, conditions, and provisions of any rights-of-way agreements, contracts, or other agreements therewith;

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(5)            any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s, or similar lien (including liens on property in the possession of storage facilities, pipelines, or barges) incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings, if necessary, and any undetermined lien which is incidental to construction, development, improvement, or repair;

(6)            any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit, or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7)            liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Company or any of its Subsidiaries in good faith by appropriate proceedings;

(8)            banker’s liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and arising in the ordinary course of business;

(9)            liens on deposits required by any Person with whom the Company or any Subsidiary enters into forward contracts, futures contracts, swap agreements, or other commodities contracts in the ordinary course of business and in accordance with established risk management policies and liens of, or to secure performance of, leases, other than capital leases;

(10)          any lien in favor of the Company or any Subsidiary;

(11)          any lien upon any property or assets of the Company or any Subsidiary in existence on the date hereof;

(12)          any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health, or similar laws or regulations or to secure obligations imposed by statute or governmental regulations or to secure letters of credit with respect thereto;

(13)          liens in favor of any Person to secure obligations under provisions of any letters of credit, bank guarantees, bonds, or surety obligations required or requested by any governmental authority or in connection with any contract or statute, provided that such obligations do not constitute Debt; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, surety, stay, customs, and appeal bonds, performance and return-of money bonds, bankers’ acceptance facilities, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business or to secure letters of credit with respect thereto;

(14)          any lien upon any property or assets created at the time of acquisition of such property or assets by the Company or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

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(15)          any lien upon any property or assets to secure all or part of the cost of construction, development, repair, or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair, or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(16)          any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any of its Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of the Company by acquisition, merger, or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary and any additions thereto, proceeds thereof, and property in replacement or substitution thereof;

(17)          liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Company or the applicable Subsidiary has not exhausted its appellate rights;

(18)          any extension, renewal, refinancing, refunding, or replacement (or successive extensions, renewals, refinancing, refunding, or replacements) of liens, in whole or in part, referred to in clauses (1) through (17) above; provided, however, that any such extension, renewal, refinancing, refunding, or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded, or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding, or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded, or replaced and any expenses of the Company or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding, or replacement; or

(19)          any lien resulting from the deposit of moneys or evidence of Debt in trust for the purpose of defeasing Debt of the Company or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government, or other agency or political subdivision thereof, or any other entity.

“Primary Treasury Dealer” means a U.S. government securities dealer in the United States.

“Principal Property” means, whether owned or leased on the date hereof or thereafter acquired:

(1)            any pipeline assets of the Company or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

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(2)            any processing, compression, treating, blending, or manufacturing plant or terminal owned or leased by the Company or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clause (1) or this clause (2):

(a)            any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(b)            any such assets which, in the opinion of the Board of Directors are not material in relation to the activities of the Company and its Subsidiaries taken as a whole.

“Principal Subsidiary” means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Private Placement Legend” means the legend set forth in Section 2.06(f) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agencies” means each of Moody’s, S&P and Fitch; and if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes, as the case may be, publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Ratings Event” means (i) the ratings on the Notes are downgraded by one or more gradations (including gradations within ratings categories as well as between rating categories) and immediately following such downgrading, the Notes are rated below Investment Grade or (ii) a withdrawal of the rating of the Notes, in either case by any two Rating Agencies on any date during the period commencing upon the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of the occurrence of any Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such reduction in rating); provided, further, that no Change of Control Triggering Event shall occur if following such downgrade, the ratings of the Notes by two or more Rating Agencies are equal to or better than their respective ratings on the date hereof.

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“Redemption Date” means the date fixed for redemption of any Notes by or pursuant to this Indenture.

“Reference Treasury Dealer” means each of (a) Wells Fargo Securities, LLC and BofA Securities, Inc. and their respective successors that are Primary Treasury Dealers, provided that, if at any time any of the foregoing is not a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer, and (b) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Period” means the “distribution compliance period” as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Stated Maturity” means the date specified in the Notes as the fixed date on which the payment of principal is due and payable.

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“Subsidiary” means, as to any Person, (1) any corporation, association, or other business entity (other than a partnership or limited liability company) of which more than 50% of the outstanding capital stock having ordinary voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, (2) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination, or (3) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of directors with a majority of the voting power of the board of directors (or other governing body) of such Person or the sole member or managing member of such Person, as applicable.

“Subsidiary Guarantors” means the Initial Guarantor and each other Subsidiary of the Company that guarantees the Notes pursuant to the terms of this Indenture, but only so long as the Initial Guarantor or such other Subsidiary is a guarantor of the Notes on the terms provided for in this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb), as in effect on the date of this Indenture as originally executed and, to the extent required by law, as amended.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated by, or on behalf of, the Company on the third Business Day preceding any Redemption Date.

“Trustee” initially means Computershare Trust Company, N.A. and any other Person or Persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assigns.

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions, and other areas subject to its jurisdiction.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Government Obligations” means direct obligations of the United States of America, obligations on which the payment of principal and interest is fully guaranteed by the United States of America, or obligations or guarantees for the payment of which the full faith and credit of the United States of America is pledged.

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“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of (i) such Person’s directors, managers, trustees or other persons serving in a similar capacity for such entity or (ii) the directors, managers, trustees or other persons serving in a similar capacity of the sole member, managing member or general partner of such Person.

Section 1.02          Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“covenant defeasance option”	11.02
“Defaulted Interest”	2.11
“Event of Default”	6.01
“Excluded Subsidiary”	4.09
“Funding Guarantor”	14.05
“Guarantee”	14.01
“legal defeasance option”	11.02
“liens”	4.09
“Notes Register”	2.04
“Registrar”	2.04
“Sale-Leaseback Transaction”	4.10
“Signature Law”	13.12
“Successor Company”	10.01

Section 1.03          Trust Indenture Act Not Applicable. This Indenture is not qualified under the TIA nor subject to the terms of the TIA except with respect to provisions of the TIA expressly referred to herein.

Section 1.04          Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            provisions apply to successive events and transactions; and

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(f)            references to sections of or rules under the TIA, the Exchange Act or the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05          Record Dates for Action by Holders. If the Company shall solicit from the Holders of the Notes any action (including the making of any demand or request, the giving of any direction, notice, consent, or waiver, or the taking of any other action), the Company may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Holders of the Notes entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of the Notes of record at the close of business on such record date shall be deemed to be Holders of the Notes for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture shall have been received within such 120-day period.

Article II
NOTES

Section 2.01          Forms Generally. The Notes and the Trustee’s certificates of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends, or endorsements required by law, stock exchange rule, or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Initial Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Global Notes will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Increases or Decreases in Global Note” attached thereto). Definitive Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Increases or Decreases in Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

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Definitive Notes shall be printed, lithographed or engraved on steel engraved borders, or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02          Execution of Notes. The Notes shall be signed on behalf of the Company by the Chairman of the Board of Directors, the President, or a Vice President of the Managing Member and, if the seal of the Managing Member is reproduced thereon, it shall be attested by its Secretary, an Assistant Secretary, a Treasurer, or an Assistant Treasurer. Such signatures upon the Notes may be the manual, facsimile or PDF transmission signatures of such authorized officers and may be imprinted or otherwise reproduced on the Notes. The seal of the Managing Member, if any, may be in the form of a facsimile or PDF transmission thereof and may be impressed, affixed, imprinted, or otherwise reproduced on the Notes.

Only Notes as shall bear thereon a certificate of authentication substantially in the form of Exhibit A hereto, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Managing Member on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Managing Member who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Managing Member; and any Notes may be signed on behalf of the Managing Member by such Persons as, at the actual date of the execution of such Notes, shall be the proper officers of the Managing Member, although at the date of such Notes or of the execution of this Indenture any such Person was not such officer.

Section 2.03          Authentication and Delivery of Notes. The Trustee shall authenticate and deliver: (1) on the date hereof, one or more Global Notes for original issue in an aggregate principal amount of $700,000,000 and (2) if and when issued, additional Notes, in each case upon a Company Order. Such order shall specify the amount of the Notes to be authenticated and the date on which the issue of such Notes is to be authenticated and whether the Notes are to be Global Notes or Definitive Notes and whether they are to bear the Private Placement Legend. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(a)            a copy of any resolution or resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Managing Member, authorizing the terms of issuance of the Notes;

(b)            an executed supplemental Indenture, if any;

(c)            an Officers’ Certificate; and

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(d)            an Opinion of Counsel prepared in accordance with Section 13.05 which shall also state:

(i)            that the Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(ii)            that the Company has the limited liability company (or such other applicable) power to issue the Notes and has duly taken all necessary limited liability company (or such other applicable) action with respect to such issuance;

(iii)            that the issuance of the Notes will not contravene the organizational documents of the Company or result in any material violation of any of the terms or provisions of any law or regulation or of any material indenture, mortgage, or other agreement known to such counsel by which the Company is bound;

(iv)            that authentication and delivery of the Notes and the execution and delivery of any supplemental Indenture will not violate the terms of this Indenture; and

(v)            such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors, trustees, or officers (or any combination thereof) shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent, or agent for service of notices and demands.

Section 2.04          Registrar and Paying Agent; Holder Lists

(a)            The Company shall keep or cause to be kept a register for the Notes (the “Notes Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the transfer of Notes as provided in Section 2.06. At all reasonable times, the Notes Register shall be open for inspection by the Trustee. Subject to Section 2.06, upon due presentment for registration of transfer of any Notes at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes of authorized denominations for a like aggregate principal amount. In no event may Notes be issued as, or exchanged for, bearer securities. Unless and until otherwise determined by the Company, the Notes Register shall be kept at the corporate trust office of the Trustee referred to in Section 13.03 and, for this purpose, the Trustee shall be designated “Registrar.”

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(b)            The Company shall keep or cause to be kept an office or agency where Notes may be presented for payment. The Company may appoint one or more additional paying agents. The term “paying agent” includes any additional paying agent. The Company may change any paying agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any paying agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as paying agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as paying agent.

(c)            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and paying agent at the address set forth in Section 4.02.

(d)            The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.05          Paying Agent to Hold Money in Trust.

(a)            The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 2.05,

(i)            that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii)            that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, and premium, if any, or interest on, the Notes when the same shall be due and payable; and

(iii)            that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

(b)            If the Company shall act as its own paying agent, it will, by 11:00 a.m., New York City time, on each due date of the principal of, and premium, if any, or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on the Notes to make any payment of the principal of, and premium, if any, or interest on, the Notes when the same shall be due and payable.

(c)            Anything in this Section 2.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 2.05, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

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(d)           Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of, and premium, if any, or interest on, the Notes, deposit with any such paying agent a sum sufficient to pay the principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(e)            Anything in this Section 2.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 2.05 is subject to the provisions of Section 11.05.

Section 2.06           Registration of Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes also may be exchanged or replaced, in whole, as provided in Section 2.08. Owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes unless:

(1)            the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; or

(2)            there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes; provided that in no event shall the Regulation S Global Notes be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period.

Upon the occurrence of any of the events in clause (1) or (2) above, Definitive Notes shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures. Neither the Company, the Subsidiary Guarantors, the Trustee nor the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Note, and each of the Company, the Subsidiary Guarantors, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes of this Indenture.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.06, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.06(b)(1).

(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          (i)             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           (i)             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(2)(B)(i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes or otherwise applicable under the Securities Act, the principal amount of each relevant Global Note shall be adjusted pursuant to Section 2.06(g).

(3)           Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

(5)           Exchange or Transfer Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any of the conditions set forth in Section 2.06(a) hereof have been met and if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)           if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate form and principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to Rule 144A or Regulation S (other than a transfer pursuant to Rule 904).

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. If any of the conditions set forth in Section 2.06(a) hereof have been met and a holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any of the conditions set forth in Section 2.06(a) with respect to the issuance of Definitive Notes has been met and any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)           if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of either of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)           if the Holder of such Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below or as otherwise agreed between the Company and the Holder, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR OR SUCH SHORTER TIME UNDER APPLICABLE LAW] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF REPRESENTS AND WARRANTS THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE (OR ANY INTEREST IN THIS NOTE) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY GOVERNMENTAL PLAN, CHURCH PLAN, NON-U.S. PLAN, OR OTHER PLAN SUBJECT TO FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)           Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled, in each case, in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate or cause to be authenticated Global Notes and Definitive Notes, as applicable, upon the Company’s order or at the Registrar’s request.

(2)            No service charge shall be made for any exchange or registration of transfer of Notes (except as provided by Section 2.09), but the Company may require payment of a sum sufficient to cover any tax, fee, assessment, or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company’s own expense (or without expense or without charge to the Holders).

(3)           All Notes issued in exchange for or upon transfer of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered for such exchange or transfer.

(4)            None of the Company, the Trustee, or the Registrar shall be required (A) to issue, to register the transfer of, or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption under Section 3.01 and ending at the close of business on such day, (B) to register the transfer of or to exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between the record date and the next succeeding interest payment date.

(5)            Prior to the due presentation for registration of transfer of any Note, the Company, the Subsidiary Guarantors, the Trustee, any paying agent, or any Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Subsidiary Guarantors, the Trustee, any paying agent, or any Registrar shall be affected by notice to the contrary.

(6)            The Trustee shall authenticate or cause to be authenticated Global Notes and Definitive Notes upon receipt of a Company Order in accordance with the definition thereof and the other provisions of Section 2.03 to the extent applicable.

(7)           All certifications, certificates, and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or PDF transmission.

(8)            The Trustee shall have no obligation or duty to monitor, determine, or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Note or Definitive Note other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to conformity with the express requirements hereof. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(9)            Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange, or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(10)          None of the Company, the Subsidiary Guarantors, the Trustee, any agent of the Trustee, any paying agent, or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Section 2.07           Temporary Notes. Pending the preparation of Definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed, photocopied, typewritten, or otherwise produced) of any authorized denomination, and substantially in the form of the Definitive Notes, in registered form with such omissions, insertions, and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the concurrence of the Trustee. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes.

If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company, without charge to the Holder thereof, except as provided in Section 2.06 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of like tenor. Until so exchanged, temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Upon any exchange of a portion of a temporary Global Note for a Global Note or for the individual Notes represented thereby pursuant to Section 2.06 or this Section 2.07, the temporary Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Note shall be reduced for all purposes by the amount to be exchanged and endorsed.

Section 2.08           Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Trustee at its corporate trust office or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss, or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Company nor the Trustee receives notice that such Note has been acquired by a protected purchaser, then the Company shall execute and, upon a Company Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Note, a new Note of like principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment of a sum sufficient to cover any tax, fee, assessment, or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost, or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss, or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss, or theft of such Note and of the ownership thereof.

Every substituted Note issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any Note is destroyed, lost, or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.09           Cancellation of Surrendered Notes. All Notes surrendered for payment, redemption, registration of transfer, or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Notes held by the Trustee shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Company upon written request from time to time. On request of the Company, the Trustee shall deliver to the Company canceled Notes held by the Trustee. If the Company shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the Debt represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Notes to replace Notes it has redeemed, paid, or delivered to the Trustee for cancellation.

Section 2.10           Provisions of the Indenture and Notes for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy, or claim under or in respect of this Indenture, or under any covenant, condition, or provision herein contained; all its covenants, conditions, and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and paying agents.

Section 2.11           Defaulted Interest. Any interest on the Notes which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and in this Indenture (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder thereof at its address as it appears in the Notes Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

(ii)            The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12           CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and corresponding “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and corresponding “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” and “ISIN” numbers.

Article III
REDEMPTION OF NOTES

Section 3.01           Notice of Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or any part of the Notes, by resolution of the Board of Directors or a supplemental Indenture, the Company shall fix a date for redemption and shall give notice of such redemption at least 15 and not more than 60 days prior to the date fixed for redemption to the Holders of Notes, in the manner provided in Section 13.03; provided, however, such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge pursuant to Section 11.02(a). The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Notes shall not affect the validity of the proceedings for the redemption of any other Notes.

Each such notice of redemption shall specify (i) the Redemption Date, (ii) the redemption price (or the method of calculating such redemption price), (iii) the name and address of the paying agent where payment will be made upon presentation and surrender of such Notes, (iv) that any interest accrued to the Redemption Date will be paid as specified in said notice, (v) conditions, if any, regarding the redemption of the Notes, (vi) that, unless otherwise specified in such notice, if the Company defaults in making such redemption payment, the paying agent is prohibited from making such payment pursuant to the terms of this Indenture, (vii) that on and after said Redemption Date, unless any conditions to the redemption described in the notice are not satisfied, any interest thereon or on the portions thereof to be redeemed will cease to accrue, and (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes. If less than all the Notes are to be redeemed at any time, the notice of redemption shall specify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Note, a new Note, or Notes in principal amount equal to the unredeemed portion thereof, will be issued.

At least five days before giving of any notice of redemption, unless the Trustee consents to a shorter period, the Company shall give written notice to the Trustee of the Redemption Date and the principal amount of Notes to be redeemed. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein, and such notice may be revoked at any time prior to the giving of a notice of redemption to the Holders pursuant to this Section 3.01. Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given in writing to the Trustee, which record date shall be not less than 10 days after the date of notice to the Trustee.

By 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money in Dollars sufficient to pay the redemption price of such Notes or any portions thereof that are to be redeemed on that date, together with any interest accrued to the Redemption Date.

If less than all the Notes are to be redeemed, the Trustee shall select no more than 60 days prior to the Redemption Date, on a pro rata basis, by lot or by such other method as in its sole discretion it shall deem appropriate (or, in the case of Global Notes, by such method as the Depositary may require), the Notes or portions thereof to be redeemed; provided that no partial redemption of a Note will occur if such redemption would reduce the principal amount of such Note to less than $2,000. In any case where more than one Note is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Note. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. If any Note called for redemption shall not be so paid upon surrender thereof on such Redemption Date, the principal, premium, if any, and interest shall bear interest until paid from the Redemption Date at the rate borne by the Notes.

Section 3.02           Payment of Notes Called for Redemption. If notice of redemption has been given as provided in Section 3.01, and if the conditions, if any, for the redemption have been satisfied, the Notes or portions of Notes with respect to which such notice has been given shall become due and payable on the date and at the address of the paying agent stated in such notice at the applicable redemption price, together with any interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Notes at the applicable redemption price, together with any interest accrued to said date) any interest on the Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes at the address of the paying agent in said notice specified, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the Redemption Date.

Any Note that is to be redeemed only in part shall be surrendered to the paying agent with, if the Company, the Registrar, or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar, and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; except that if a Global Note is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered. In the case of a Note providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Note or Notes as aforesaid, may make a notation on such Note of the payment of the redeemed portion thereof.

Section 3.03           Optional Redemption.

(a)            Prior to the Par Call Date, the Notes are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points; plus, in either case, accrued and unpaid interest to, but excluding, the Redemption Date.

(b)           At any time on or after the Par Call Date, the Notes are redeemable, at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

(c)            The Company shall deliver to the Trustee an Officers’ Certificate with respect to the actual redemption price of the Notes in connection with a redemption under Section 3.03(a), including the applicable Treasury Rate, which the Company will calculate, or cause to be calculated, on the third Business Day preceding the Redemption Date.

(d)           Notwithstanding the foregoing, in connection with any tender offer for, or other offer to purchase, the Notes, including a Change of Control Offer, if Holders of not less than 90% of the aggregate principal amount of the Outstanding Notes are validly tendered and not withdrawn in such tender offer (or Change of Control Offer or other offer to purchase) and the Company (or the third party making the Change of Control Offer) purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the expiration date of such tender offer (or Change of Control Offer or other offer to purchase), to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or Change of Control Offer or other offer to purchase), plus, to the extent not included in the tender payment (or payment pursuant to the Change of Control Offer or other offer to purchase), accrued and unpaid interest, if any, on the Notes that remain Outstanding to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that has accrued on or prior to the Redemption Date).

Section 3.04           Purchase of Notes. The Company and any Affiliate of the Company may, subject to applicable law, at any time purchase or otherwise acquire Notes in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the Debt represented by such Notes. Any Notes purchased or acquired by the Company may be delivered to the Trustee for cancellation and, upon such delivery, the Debt represented thereby shall be deemed to be satisfied. Section 2.09 shall apply to all Notes so delivered.

Article IV
COVENANTS

Section 4.01           Payment of Principal of, and Premium, If Any, and Interest on, Notes. The Company will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the Notes at the place, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes (other than those represented by a Global Note) may at the Company’s option be paid by mailing checks for such interest payable to the Person entitled thereto to the address of such Person as it appears on the Notes Register, or at the option of the Holder, be paid by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment on or prior to the applicable record date and provided timely wire transfer instructions to the paying agent.

Principal of and premium and interest on the Notes shall be considered paid on the date due if, by 11:00 a.m., New York City time, on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay all principal, premium, and interest then due.

The Company shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02           Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Notes. The Company will maintain in the place of payment for the Notes an office or agency where the Notes may be presented or surrendered for payment. Initially, such office or agency shall be the office of the Trustee referred to in Section 13.03. The Company shall also maintain an office or agency where the Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Initially, such office or agency shall be the office of the Trustee referred to in Section 13.03. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the office of the Trustee referred to in Section 13.03, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices, and demands.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes, and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 4.03           Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder with respect to the Notes.

Section 4.04           [Reserved].

Section 4.05           SEC Reports; Financial Statements.

(a)           The Company shall, so long as any of the Notes are Outstanding, (i) during such time as it is subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after it files the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and the information, documents, and other reports which it is required to file with the SEC pursuant to the Exchange Act; and (ii) during such time as it is not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act.

(b)           The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents, and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure).

(c)           The Trustee shall have no obligation to determine whether or not such annual reports and the information, documents, and other reports have been filed with the SEC. Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.06           Compliance Certificate.

(a)            The Company shall, so long as any of the Notes are Outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, on behalf of itself and each of the Subsidiary Guarantors, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Managing Member with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed, and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and the Subsidiary Guarantors has kept, observed, performed, and fulfilled each and every covenant contained in this Indenture and that no Default or Event of Default exists (or, if a Default or Event of Default exists, describing all such existing Defaults or Events of Default of which such Officer may have knowledge and what action the Company or any Guarantor is taking or proposes to take with respect thereto).

(b)           The Company shall, so long as any of the Notes are Outstanding, deliver to the Trustee within 30 days after the occurrence of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default, the status thereof and what curative action the Company is taking or proposes to take with respect thereto.

Section 4.07           Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

Section 4.08           Existence. Except as permitted by Article X hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.09           Limitation on Liens. The Company shall not, nor shall it permit any of its Principal Subsidiaries to, create, assume, or incur any mortgage, lien, security interest, pledge, charge, or other encumbrance (“liens”) upon any Principal Property or upon any capital stock of any Principal Subsidiary, whether owned on the date hereof or thereafter acquired, to secure any Debt of the Company or any other Person (other than the Notes), without in any such case making effective provisions whereby all of the outstanding Notes are secured equally and ratably with, or prior to, such Debt so long as such Debt is so secured.

Notwithstanding the foregoing, the Company may, and may permit any of its Principal Subsidiaries to, create, assume, incur, or suffer to exist without securing the Notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Principal Subsidiary to secure Debt of the Company or any other Person, provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Debt from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of Section 4.10 hereof), does not exceed 15% of Consolidated Net Tangible Assets, or (c) any lien upon (i) any Principal Property that was not owned by the Company or any of its Subsidiaries on the date hereof or (ii) the capital stock of any Principal Subsidiary that owns no Principal Property that was owned by the Company or any of its Subsidiaries on the date hereof, in each case owned by a Subsidiary of the Company (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Debt with recourse to the Company or any Subsidiary of the Company other than such Excluded Subsidiary or any other Excluded Subsidiary.

Section 4.10           Restriction on Sale-Leasebacks. The Company will not, and will not permit any Principal Subsidiary to, engage in the sale or transfer by the Company or any of its Principal Subsidiaries of any Principal Property to a Person (other than the Company or a Principal Subsidiary) and the taking back by the Company or its Principal Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1)           such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development, or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2)           the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3)           the Company or such Principal Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Debt from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or

(4)           the Company or such Principal Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction, or retirement of any Debt of the Company or any of its Subsidiaries that is not subordinated to the Notes or any Guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of Company or its Subsidiaries.

Notwithstanding the foregoing, the Company may, and may permit any Principal Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the preceding paragraph provided that the Attributable Debt from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Notes) secured by liens permitted by clause (b) of the second paragraph of Section 4.09 hereof, does not exceed 15% of Consolidated Net Tangible Assets.

Section 4.11           Change of Control Offer.

(a)            Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes in whole by giving irrevocable notice to the Trustee in accordance with Article III of this Indenture, each Holder of the Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a cash purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the related interest payment date that has accrued on or prior to the date of purchase.

Within 30 days following any Change of Control Triggering Event, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes (the “Change of Control Offer”), which notice will govern the terms of the Change of Control Offer, stating:

(1)           that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(2)           the circumstances regarding such Change of Control Triggering Event;

(3)           the purchase date which shall be no earlier than 15 days nor later than 60 days from the date such notice is sent (such date, the “Change of Control Payment Date”); and

(4)           the instructions that a Holder must follow in order to have its Notes purchased.

Holders of notes electing to have notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer their Notes by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Unless deposited before the Change of Control Payment Date, the Company will promptly thereafter on the Change of Control Payment Date deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and deliver, or cause to be delivered, to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of notes being purchased. On the Change of Control Payment Date, the paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, it will make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)           The Company will not be required to make a Change of Control Offer if (x) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of a Change of Control Offer made by the Company, and such third party purchases all of the notes properly tendered and not withdrawn under its Change of Control Offer or (y) a notice of optional redemption of the Notes has been given in accordance with Section 3.01 of this Indenture. Notwithstanding anything to the contrary in this Section 4.11, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditional upon the occurrence of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

Section 4.12           Future Subsidiary Guarantors. If any Subsidiary of the Company that is not then a Subsidiary Guarantor guarantees, or becomes a guarantor or co-obligor, of the Credit Agreement, then the Company shall cause such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture to this Indenture, substantially in the form attached hereto as Exhibit D, providing for the Guarantee by such Subsidiary of the Company’s obligations under the Notes in accordance with Article XIV herein.

Section 4.13           Waiver of Certain Covenants. The Company and the Subsidiary Guarantors may, subject to Section 6.04 of this Indenture, omit in any particular instance to comply with any covenant, if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes, waive such compliance in such instance with such covenant, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Subsidiary Guarantors and the duties of the Trustee in respect of any such covenant shall remain in full force and effect.

Article V
[RESERVED]

This Article V has been intentionally omitted.

Article VI
REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

Section 6.01     Events of Default. Each of the following is an “Event of Default”:

(a)            default in the payment of any installment of interest upon the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)            default in the payment of the principal of or premium, if any, on the Notes as and when the same shall become due and payable, whether at Stated Maturity, upon redemption, by declaration, upon required repurchase, or otherwise; or

(c)            failure on the part of the Company or any Subsidiary Guarantor, duly to observe or perform any other of the covenants or agreements on the part of the Company or any Subsidiary Guarantor, in this Indenture (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company or the Subsidiary Guarantor, to remedy the same shall have been given, to the Company or the Subsidiary Guarantor, by the Trustee or to the Company or the Subsidiary Guarantor, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

(d)            the Company or any of the Subsidiary Guarantors, pursuant to or within the meaning of any Bankruptcy Law,

(i)       commences a voluntary case;

(ii)      consents to the entry of an order for relief against it in an involuntary case;

(iii)     consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)     makes a general assignment for the benefit of its creditors;

(e)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)       is for relief against the Company or any of the Subsidiary Guarantors, as debtor in an involuntary case;

(ii)      appoints a Custodian of the Company or any of the Subsidiary Guarantors, or a Custodian for all or substantially all of the property of the Company, or if applicable, any of the Subsidiary Guarantors; or

(iii)     orders the liquidation of the Company or any of the Subsidiary Guarantors, and the order or decree remains unstayed and in effect for 60 days; or

(f)             if the Guarantee of any Subsidiary Guarantor ceases to be in full force and effect (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or such Guarantee;

then and in each and every case that an Event of Default described in clause (a), (b), (c) or (f) occurs and is continuing, unless the principal of, premium, if any, and interest on all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default described in clause (d) or (e) occurs, then and in each and every such case, unless the principal of and interest on all the Notes shall have become due and payable, the entire principal of, premium, if any, and accrued and unpaid interest on all the Notes then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies, and powers of the parties hereto shall continue as though no such proceeding had been taken.

Section 6.02     Collection of Debt by Trustee, etc. If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against any of the Subsidiary Guarantors or the Company or any other obligor upon the Notes (and collect in the manner provided by law out of the property of any of the Subsidiary Guarantors or the Company or any other obligor upon the Notes wherever situated the money adjudged or decreed to be payable). In case there shall be pending proceedings for the bankruptcy or for the reorganization of any of the Subsidiary Guarantors or the Company or any other obligor upon the Notes under any Bankruptcy Law, or in case a Custodian shall have been appointed for its property, or in case of any other similar judicial proceedings relative to any of the Subsidiary Guarantors or the Company or any other obligor upon the Notes, its creditors, or its property, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys, and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its own negligence or willful misconduct (as found by a court of competent jurisdiction) and of the Holders thereof allowed in any such judicial proceedings relative to any of the Subsidiary Guarantors or the Company, or any other obligor upon the Notes, its creditors, or its property, and to collect and receive any money or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustee on their behalf, and any receiver, assignee, or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys, and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its own negligence or willful misconduct (as found by a court of competent jurisdiction).

All rights of action and of asserting claims under this Indenture or the Notes may be enforced by the Trustee without the possession of any Notes, or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the Holders of all the Notes.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.03     Application of Money Collected by Trustee. Any money or other property collected by the Trustee pursuant to Section 6.02 shall be applied, in the order following, at the date or dates fixed by the Trustee for the distribution of such money or other property, upon presentation of the several Notes in respect of which money or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all money due the Trustee pursuant to Section 7.06;

SECOND: In case the principal of the Outstanding Notes shall not have become due, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD: The remainder, if any, shall be paid to any of the Subsidiary Guarantors or the Company, as applicable, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.03. At least 15 days before such record date, the Company shall send to each Holder and the Trustee a notice that states the record date, the payment date, and amount to be paid.

Section 6.04     Limitation on Suits by Holders. No Holder of Notes shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity or security as is satisfactory to it against the costs (including court costs), expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity or security shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb, or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable, and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of the Notes to receive payment of the principal of, and premium, if any, and interest on, the Notes, on or after the respective due dates expressed in the Notes, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.05     Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.06     Rights of Holders of Majority in Principal Amount of Notes to Direct Trustee and to Waive Default. The Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any right, trust, or power conferred on the Trustee; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken or is inconsistent with any provision of this Indenture, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unduly prejudicial to Holders of Notes not taking part in such direction; and provided, further, however, that nothing contained in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders. The Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on, any of the Notes and a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Subsidiary Guarantors, the Company, the Trustee, and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.07     Trustee to Give Notice of Events of Default Known to It, but May Withhold Such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of an Event of Default known to it, give to the Holders thereof, in the manner provided in Section 13.03, notice of all such Events of Default known to the Trustee, unless such Events of Default shall have been cured or waived before the giving of such notice; provided, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a committee of directors or responsible officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders thereof.

Section 6.08     Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25 percent in principal amount of the Outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Note on or after the due date for such payment expressed in such Note.

Article VII
CONCERNING THE TRUSTEE

Section 7.01     Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, or its own willful misconduct, except that:

(a)            this paragraph shall not be construed to limit the effect of the first paragraph of this Section 7.01;

(b)            prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)       the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(ii)      in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(iii)    the Trustee shall not be liable for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iv)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02     Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a)            the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original or facsimile or PDF transmission form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request, direction, order, or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Company Request (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Managing Member;

(c)            the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, or direction of any of the Holders of Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities which may be incurred therein or thereby;

(e)            the Trustee shall not be liable for any action taken or omitted by it in good faith which it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)             prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses, or liabilities as a condition to so proceeding, and the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h)            if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon;

(i)             the Trustee shall not be deemed to have notice of any Event of Default unless written notice of such Event of Default is received by a Trust Officer at the corporate trust office of the Trustee, and such notice references the Notes and this Indenture;

(j)            Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(k)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency,(xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system.

Section 7.03     Trustee Not Liable for Recitals in Indenture or in Notes. The recitals contained herein and in the Notes (except the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes, and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

Section 7.04     Trustee, Paying Agent, or Registrar May Own Notes. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent, or Registrar. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in the TIA) after an Event of Default hereunder has occurred and is continuing, it must eliminate such conflict within 90 days or resign.

Section 7.05     Money Received by Trustee to Be Held in Trust. Subject to the provisions of Section 11.05, all money received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which it was received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such money shall be paid from time to time to the Company upon a Company Order.

Section 7.06     Compensation and Reimbursement. The Company covenants and agrees to pay in Dollars to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), including, without limitation, paying agent and Registrar, and, except as otherwise expressly provided herein, the Company will pay or reimburse in Dollars the Trustee upon its request for all reasonable expenses, court costs, disbursements, and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys, and counsel and of all Persons not regularly in its employ), including, without limitation, Section 6.02, except any such expense, disbursement, or advances which arises from its own negligence or willful misconduct as found by a court of competent jurisdiction. The Company also covenants to indemnify and defend the Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without its own negligence or willful misconduct as found by a court of competent jurisdiction on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the reasonable costs and expenses (including court costs) of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, court costs, disbursements, and advances shall constitute additional Debt hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Company and the Holders agree that such additional Debt shall be secured by a Lien prior to that of the Notes upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07     Right of Trustee to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed by the Trustee, acting in good faith, to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate shall be full warrant to the Trustee for any action taken, suffered, or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08     Replacement of Trustee. The Trustee may resign at any time by giving notice to the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may at any time remove the Trustee by giving the Trustee written notice of removal and thereupon appoint a successor trustee, provided that (i) no Default exists at time of such removal, (ii) such Trustee was not appointed by the Holders pursuant to this Section 7.08, and (iii) the corporate trust business of the successor Trustee is of nationally recognized standing. The Company shall remove the Trustee if:

(i)       the Trustee fails to comply with Section 7.10;

(ii)      the Trustee is adjudged bankrupt or insolvent;

(iii)     a Custodian takes charge of the Trustee or its property; or

(iv)     the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes, and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

In the case of the appointment hereunder of a successor Trustee, the Company, any retiring Trustee, and each successor Trustee shall execute and deliver an Indenture supplemental hereto that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring, or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.09     Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, sells or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving, or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors to the Trustee by merger, conversion, or consolidation shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture, provided that the certificate of the Trustee shall have.

Section 7.10     Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee for the Notes.

Section 7.11     Compliance with Tax Laws. The Trustee hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Notes, whether acting as Trustee, Registrar, paying agent, or otherwise with respect to the Notes.

Article VIII
CONCERNING THE HOLDERS

Section 8.01     Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent, or waiver, or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of this Indenture, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s Applicable Procedures.

Section 8.02     Proof of Execution of Instruments and of Holding of Notes. Subject to the provisions of Sections 7.01, 7.02 and 13.08, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the Notes Register or by a certificate of the Registrar. The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03     Who May Be Deemed Owner of Notes. Prior to due presentment for registration of transfer of any Notes, the Company, the Subsidiary Guarantors, the Trustee, any paying agent, and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Note and for all other purposes, and neither the Company nor the Subsidiary Guarantors nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Note.

None of the Company, the Subsidiary Guarantors, the Trustee or any agent of the Trustee, any paying agent, or any Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any action taken or any failure to act by the Depositary including, without limitation, any failure of the owner of a beneficial interest in Notes to receive any payments or notices provided hereunder or for the selection of beneficial interests in such Notes to be redeemed.

Section 8.04     Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or such other Notes. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Subsidiary Guarantors, the Trustee, and the Holders of all the Notes.

Article IX
SUPPLEMENTAL INDENTURES

Section 9.01     Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, the Subsidiary Guarantors, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto for one or more of the following purposes:

(a)            to evidence the succession pursuant to Article X of another Person to the Company, or successive successions, and the assumption by the Successor Company (as defined in Section 10.01) of the covenants, agreements, and obligations of the Company in this Indenture and in the Notes;

(b)            to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors, to add to the covenants of the Company or the Subsidiary Guarantors such further covenants, restrictions, conditions, or provisions for the protection of the Holders as the Board of Directors shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions, or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition, or provision, such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such default;

(c)            to cure any ambiguity or omission or to correct or supplement any provision contained herein, in any supplemental Indenture or in the Notes that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture, or in the Notes;

(d)            to conform the text to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision set forth in this Indenture or any amendment or supplement hereto, which intent will be established by an Officers’ Certificate;

(e)            to reflect the release of any Subsidiary Guarantor in accordance with Article XIV;

(f)             to add Subsidiary Guarantors or to secure the Notes or a Guarantee;

(g)            to make any change that does not adversely affect the rights of any Holder; and

(h)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

Any supplemental Indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Subsidiary Guarantors, and the Trustee without the consent of the Holders of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02     Modification of Indenture with Consent of Holders of Notes. Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and the Subsidiary Guarantors, when authorized by resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental Indenture, without the consent of the Holders of each Note so affected, shall:

(a)            reduce the percentage in principal amount of the Notes whose Holders must consent to an amendment;

(b)            reduce the rate of or extend the time for payment of interest on the Notes;

(c)            reduce the principal of or extend the Stated Maturity of the Notes;

(d)            reduce the premium payable upon the redemption of the Notes or change the time at which the Notes may or shall be redeemed in accordance with Article III;

(e)            make the Notes payable in currency other than the Dollar;

(f)            impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(g)            release any security that may have been granted in respect of the Notes or a Guarantee;

(h)            make any change in Section 6.06 or this Section 9.02; or

(i)            except as provided in Section 11.02(b) or 14.04, release any of the Subsidiary Guarantors or modify a Guarantee in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall send to Holders of the Notes a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03     The Trustee to Sign Supplemental Indentures etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX, but shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise. In executing any amended or supplemental indenture, the Trustee, subject to Sections 7.01 and 7.02 hereof, will be entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.04      Effect of Supplemental Indentures. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities under this Indenture of the Trustee, the Company, the Subsidiary Guarantors, and the Holders shall thereafter be determined, exercised, and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05     Notes May Bear Notation of Changes by Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Company, authenticated by the Trustee, and delivered in exchange for the Notes then Outstanding. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Article X
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 10.01   Consolidations and Mergers of the Company. The Company shall not consolidate or amalgamate with or merge with or into any Person, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all its assets to any Person, whether in a single transaction or a series of related transactions, unless: (a) either (i) the Company shall be the surviving Person in the case of a merger or (ii) the resulting, surviving, or transferee Person if other than the Company (the “Successor Company”), shall be a partnership, limited liability company, or corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Notes; (b) immediately after giving effect to such transaction or series of transactions (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction or series of transactions as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; (c) if the Company is not the continuing Person, then each Subsidiary Guarantor, unless it has become the Successor Company, shall confirm that its Guarantee shall continue to apply to the obligations under the Notes and this Indenture; and (d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, or disposition and such supplemental Indenture (if any) comply with this Indenture.

Section 10.02    Rights and Duties of Successor Company. In case of any consolidation, amalgamation, or merger where the Company is not the continuing Person, or disposition of all or substantially all of the assets of the Company in accordance with Section 10.01, the Successor Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the respective party to this Indenture, and the predecessor entity shall be released from all liabilities and obligations under this Indenture and the Notes, except that no such release will occur in the case of a lease of all or substantially all of the assets of the Company. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions, and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Managing Member on behalf of the Company to the Trustee for authentication, and any Notes which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, amalgamation, merger, sale, or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article XI
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEY

Section 11.01   [Reserved].

Section 11.02   Satisfaction and Discharge of Indenture; Defeasance.

(a)            (i) If at any time the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes which shall have been destroyed, lost, or stolen and which shall have been replaced or paid as provided in Section 2.08 and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.05) or (ii) all Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (1) the Company shall irrevocably deposit with the Trustee as trust funds money, U.S. Government Obligations, or a combination thereof sufficient to pay at Stated Maturity, or upon redemption all Notes not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of Stated Maturity or Redemption Date, as the case may be, and (2) the Company shall deliver to the Trustee a verification report from a nationally recognized firm of independent accountants to the effect described in Section 11.03(b) hereof, and if in the case described in either of the preceding clauses (i) and (ii) the Company shall also pay or cause to be paid all other sums then due and payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

(b)            Subject to Sections 11.02(c), 11.03, and 11.07, the Company at any time may terminate all its obligations under the Notes and this Indenture (“legal defeasance option”) or the operation of (x) the covenants set forth in Sections 4.09, 4.10 and 4.11, (y) Sections 6.01(c) (except to the extent covenants or agreements referenced in Section 6.01(c) remain applicable) and 6.01(f), and (z), as they relate to the Subsidiary Guarantors only, Sections 6.01(d) and (e) (“covenant defeasance option”). If the Company exercises either its legal defeasance option or its covenant defeasance option, the Guarantee will terminate and be automatically released and discharged and any security that may have been granted in respect of the Notes shall be automatically released. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c) and (f) and, with respect to the Subsidiary Guarantors only, Sections 6.01(d) and (e).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)            Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.05, 2.06, 2.08, 4.02, 4.05(a), 4.06(a), 7.06, 11.05, 11.06, and 11.07 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 11.05, and 11.06 shall survive.

Section 11.03    Conditions of Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a)            the Company irrevocably deposits in trust with the Trustee money, U.S. Government Obligations, or a combination thereof for the payment of principal of, and premium, if any, and interest on, the Notes to Stated Maturity or redemption, as the case may be;

(b)            the Company delivers to the Trustee a verification report from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due on all the Notes to Stated Maturity or redemption, as the case may be;

(c)            91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(d) or (e) with respect to the Company occurs which is continuing at the end of the period;

(d)            no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e)            the deposit does not constitute a default under any other agreement binding on the Company;

(f)             the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g)            in the event of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from the Internal Revenue Service a ruling, or since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(h)            in the event of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain, or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(i)             the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article XI have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

Section 11.04    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes.

Section 11.05    Repayment to Company. The Trustee and any paying agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium, or interest that remains unclaimed for two years and, thereafter, Holders entitled to such money must look to the Company for payment as general creditors.

Section 11.06    Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and the Holders against any tax, fee, or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 11.07    Reinstatement. If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining, or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article XI.

Article XII
[RESERVED]

This Article XII has been intentionally omitted.

Article XIII
MISCELLANEOUS PROVISIONS

Section 13.01    Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises, and agreements in this Indenture contained by or in behalf of the Company, the Subsidiary Guarantors, or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 13.02   Acts of Board, Committee, or Officer of Successor Company Valid. Any act or proceeding authorized or required by any provision of this Indenture to be done or performed by any of the Board of Directors, committee of the Board of Directors, or officer of the Managing Member on behalf of the Company shall and may be done and performed with like force and effect by the like board, committee, or officer of any Successor Company.

Section 13.03    Required Notices or Demands. Any notice or communication by the Company, the Subsidiary Guarantors, or the Trustee to the others is duly given if in writing (in the English language) and delivered in Person, emailed, or mailed by registered or certified mail (return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or any of the Subsidiary Guarantors:

EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention: Chief Financial Officer

Telecopy No.: (214) 721-9299

Email: Treasury@enlink.com

If to the Trustee:

Computershare Trust Company, N.A.

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Attention: Corporate Trust Services

Telecopy No.: (612) 667-3464

Email: Lindsey.Widdis@computershare.com

The Company, the Subsidiary Guarantors, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; on the first Business Day on or after being sent, if telecopied or sent electronically or the sender receives confirmation of successful transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

When the Notes are in certificated form, any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. When the Notes are in the form of Global Notes, any notice or communication to a Holder shall be sent to the Holder electronically pursuant to the Applicable Procedures of the Depositary and the Trustee. Failure to mail or send a notice or communication as provided herein to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

With respect to requests, demands, authorizations, directions, notices, consents, waivers other such documents made, given, furnished or filed with or to the Trustee, notice to the Trustee shall be effective only if such receipt is acknowledged. The Trustee shall have the right, but shall not be required, to rely upon and comply, in good faith, with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any other Person. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.04    Indenture and Notes to Be Construed in Accordance with the Laws of the State of New York. THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 13.05    Officers’ Certificate and Opinion of Counsel to Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all covenants and conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06    Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Notes shall not be a Business Day at any place of payment, then payment of interest or principal and premium, if any, need not be made on such date at such place of payment, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the date of maturity, and no interest shall accrue for the period after such date. If a record date is not a Business Day, the record date shall not be affected.

Section 13.07    Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 13.08    Rules by Trustee, Paying Agent, and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

Section 13.09    No Recourse Against Others. None of the Managing Member nor any director, officer, employee, incorporator, manager or member, or other owner of equity of the Managing Member, the Company, or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Subsidiary Guarantors or the Company under the Notes, this Indenture, or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.10    Severability. In case any provision in this Indenture or the Notes shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.11    Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.12    Indenture May Be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The signatures of all parties need not appear on the same counterpart. This Indenture (and any document executed in connection with this Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Article XIV
GUARANTEE

Section 14.01    Unconditional Guarantee.

(a)            [Reserved].

(b)            For value received, each of the Subsidiary Guarantors hereby fully, unconditionally, and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company, when and as such principal, premium, if any, interest, and other amounts shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise, according to the terms of the Notes and this Indenture, subject to the limitations set forth in Section 14.02.

(c)            Failing payment when due of any amount guaranteed pursuant to its Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all Debt of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional, and absolute, irrespective of the validity, regularity, or enforceability of the Notes, its Guarantee (including the Guarantee of any other Subsidiary Guarantor), or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.04, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Subsidiary Guarantor to enforce its Guarantee without first proceeding against the Company or any other Subsidiary Guarantor.

(d)            The obligations of each of the Subsidiary Guarantors under this Article XIV shall be as aforesaid full, unconditional, and absolute and shall not be impaired, modified, released, or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence, or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Subsidiary Guarantors contained in Notes or this Indenture, (B) any impairment, modification, release, or limitation of the liability of the Company, any of the Subsidiary Guarantors, or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (C) the assertion or exercise by the Company, any of the Subsidiary Guarantors, or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the Subsidiary Guarantors under this Indenture, (E) the extension of the time for payment by the Company or any of the Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company or any of the Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement, or obligation of the Company or any of the Subsidiary Guarantors set forth in this Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshaling of assets, and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of, or other similar proceeding affecting, the Company or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Guarantee, or this Indenture in any such proceeding, (H) the release or discharge of the Company or any of the Subsidiary Guarantors from the performance or observance of any agreement, covenant, term, or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Notes, any other Guarantee, or this Indenture, or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e)            Each of the Subsidiary Guarantors hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency, or bankruptcy of the Company or any of the other Subsidiary Guarantors, and all demands whatsoever, (B) acknowledges that any agreement, instrument, or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument, or document evidencing the Guarantee without notice to it, and (C) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy, or reorganization of the Company or any of the other Subsidiary Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f)            Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of this Indenture, provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and each Guarantee shall have been paid in full or discharged.

Section 14.02    Limitation on Subsidiary Guarantors’ Liability. Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of a Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of a Guarantee and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 14.03    Execution and Delivery. To evidence its Guarantee set forth in Section 14.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or, in the case of each Subsidiary Guarantor that becomes a party hereto after the date hereof, a supplemental indenture in the form of Exhibit D) shall be executed on behalf of such Subsidiary Guarantor by one of its authorized Officers. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 14.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee of such Subsidiary Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 14.04    Release of Subsidiary Guarantors from Guarantee.

(a)            Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in Section 11.02(b) and in this Section 14.04. Provided that no Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article XIV shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange, or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect limited liability company or other equity interests in such Subsidiary Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Subsidiary Guarantor into the Company or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) upon delivery of a written notice of such release or discharge by the Company to the Trustee, upon the release and discharge of all guarantees or other obligations of such Subsidiary Guarantor with respect to the obligations of the Company or its Subsidiaries under the Credit Agreement, as applicable.

(b)            The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and premium, if any, and interest on the Notes entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 14.02.

(c)            If at any time following any release of the Guarantee of any Subsidiary Guarantor pursuant to Section 14.04(a)(ii), such Subsidiary Guarantor again becomes a guarantor or co-obligor of the Credit Agreement, then such Subsidiary Guarantor shall again guarantee the Company’s obligations under the Notes and the Company shall cause such Subsidiary Guarantor to promptly execute and deliver a supplemental indenture to this Indenture, in substantially in the form attached hereto as Exhibit D, providing for the Guarantee by such Subsidiary Guarantor of the Company’s obligations under the Notes in accordance with Article XIV herein.

Section 14.05    Subsidiary Guarantor Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages, and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Guarantee.

[Remainder of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ISSUER:

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC its managing member

By:	/s/ Pablo G. Mercado
Name:	Pablo G. Mercado
Title:	Executive Vice President and Chief Financial Officer

INITIAL GUARANTOR:

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC, its general partner

By:	/s/ Pablo G. Mercado
Name:	Pablo G. Mercado
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Todd Landry
Name:	Todd Landry
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

No. ______________	$	________________

	CUSIP:	________________

	ISIN:	________________

ENLINK MIDSTREAM, LLC

6.500% SENIOR NOTES DUE 2030

ENLINK MIDSTREAM, LLC, a Delaware limited liability company (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of _________________________ U.S. Dollars ($___________), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Note],* on September 1, 2030 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of 6.500% payable on March 1 and September 1 of each year, to the person in whose name the Note is registered at the close of business on the record date for such interest, which shall be the preceding February 15 or August 15 (each, a “Regular Record Date”), respectively, payable commencing on March 1, 2023.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Note are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Note is issued in respect of a series of Notes of an initial aggregate principal amount of $700,000,000 designated as the 6.500% Senior Notes due 2030 of the Company and is governed by the Indenture dated as of August 31, 2022 (the “Indenture”), duly executed and delivered by the Company, as issuer, EnLink Midstream Partners, LP, a Delaware limited partnership (the “Initial Guarantor”), as guarantor, and Computershare Trust Company, N.A., as trustee (the “Trustee”). The terms of the Indenture are incorporated herein by reference. [This Note shall in all respects be entitled to the same benefits as Definitive Notes under the Indenture.]*

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

*To be included in a Global Note

EXHIBIT A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole Managing Member.

Date:

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC, its managing member

By:
Name:
Title:

EXHIBIT A

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred to in the within-mentioned Indenture.

Computershare Trust Company, N.A., as Trustee

By:
Authorized Signatory

Date:

EXHIBIT A

[REVERSE OF NOTE]

ENLINK MIDSTREAM, LLC

6.500% SENIOR NOTES DUE 2030

1.              Interest.

The Company promises to pay interest on the principal amount of this Note at the rate of 6.500% per annum.

The Company will pay interest semi-annually on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing March 1, 2023. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from August 31, 2022. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2.              Method of Payment.

The Company shall pay interest on the Notes (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Definitive Notes (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose in the place of payment for the notes, which initially will be at the corporate trust office of the Trustee as specified in Section 13.03 of the Indenture or such other address as to which the Trustee may give notice to the Company and shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55415, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on Definitive Notes will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment on or prior to the applicable record date and provided timely wire transfer instructions to the paying agent. The Holder must surrender this Note to a paying agent to collect payment of principal.

EXHIBIT A

3.              Paying Agent and Registrar.

Initially, Computershare Trust Company, N.A. will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may act as paying agent or Registrar.

4.              Indenture.

This Note is one of a duly authorized issue of Notes of the Company issued under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Notes are subject to all the terms stated in the Indenture, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are general unsecured obligations of the Company limited to an initial aggregate principal amount of $700,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased from time to time as provided in the Indenture.

5.              Redemption.

Prior to the March 1, 2030 (the “Par Call Date”), the Notes are redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points; plus, in either case, accrued and unpaid interest to, but excluding, the Redemption Date.

At any time on or after the Par Call Date, the Notes are redeemable, at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

Notices of redemption shall be sent at least 15 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

The Company shall deliver to the Trustee an Officers’ Certificate with respect to the actual redemption price of the Notes in connection with a redemption thereof, including the applicable Treasury Rate, which the Company will calculate, or caused to be calculated, on the third Business Day preceding the Redemption Date.

The Notes are also subject to the optional redemption provision set forth in Section 3.03(d) of the Indenture and certain offers to repurchase the Notes upon the occurrence of certain Change of Control Triggering Events as set forth in Section 4.11 of the Indenture.

EXHIBIT A

Except as set forth above, the Notes will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

6.              Denominations; Transfer; Exchange.

The Notes are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.              Person Deemed Owner.

The registered Holder of a Note may be treated as the owner of it for all purposes.

8.              Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without consent of any Holder of a Note, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

9.              Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Notes, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of all the Notes, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Trustee, may rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely by the declaration of acceleration. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

EXHIBIT A

10.            Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes, subject to any conflicting interest as set forth in Section 7.04 of the Indenture, and may otherwise deal with the Company with the same rights it would have as if it were not the Trustee.

11.            Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

12.            Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

13.            CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such number as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

14.            Absolute Obligation.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

15.            No Recourse.

None of the Managing Member nor any director, officer, employee, incorporator, manager, or unitholder or other owner of equity of the Managing Member, the Company, or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Subsidiary Guarantors or the Company under the Notes, the Indenture, or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting the Notes, each Holder will waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

EXHIBIT A

16.            Governing Law.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

17.            Guarantee.

The Notes are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Initial Guarantor as set forth in Article XIV of the Indenture, and under certain circumstances set forth in the Indenture one or more Subsidiaries of the Company may be required to join in such Guarantee.

EXHIBIT A

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT –
(Cust.)

TEN ENT - as tenants by entireties	Custodian for:
(Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Registered Holder:

EXHIBIT A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, sign and complete this form.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$_______________

Dated:	Registered Holder:

EXHIBIT A

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL NOTE*

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary

* To be included in a Global Note.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention: Chief Financial Officer:

Computershare Trust Company, N.A.

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Attention: CTSO Mail Operations-DAPS Reorg

Re:	6.500% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of August 31, 2022 (the “Indenture”), among EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors (as defined in the Indenture), and Computershare Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.             [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

EXHIBIT B

3.             [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)            [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)            [ ] such Transfer is being effected to the Company or a Subsidiary thereof; or

(c)            [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.             [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)            [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

EXHIBIT B

(b)            [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)            [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

EXHIBIT B

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)            [        ] a beneficial interest in the:

(i)            [       ] 144A Global Note (CUSIP: 29336T AC4), or

(ii)           [        ] Regulation S Global Note (CUSIP: U26790 AB8), or

(b)            [     ] a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)            [       ] a beneficial interest in the:

(i)            [       ] 144A Global Note (CUSIP: 29336T AC4), or

(ii)           [       ] Regulation S Global Note (CUSIP: U26790 AB8), or

(iii)          [       ] Unrestricted Global Note, (CUSIP: ________); or

(b)            [        ] a Restricted Definitive Note; or

(c)            [        ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention: Chief Financial Officer

Computershare Trust Company, N.A.

MAC N9300-070

600 South 4th Street, 7th Floor

Minneapolis, MN 55415

Attention: CTSO Mail Operations-DAPS Reorg

Re:	6.500% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of August 31, 2022 (the “Indenture”), among EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors (as defined in the Indenture), and Computershare Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1)            EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a)            [          ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)            [         ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

EXHIBIT C

(c)            [         ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)            [         ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(2)            EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a)            [         ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

EXHIBIT C

(b)            [         ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated __________.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

This Supplemental Indenture (this “Supplemental Indenture”), dated as of ___________________, 20___, is among _________________________ (the “Guaranteeing Subsidiary”), EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), the other Guarantors (as defined in the Indenture referred to herein), and Computershare Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S E T H

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of August 31, 2022 (the “Indenture”), among the Company, EnLink Midstream Partners, LP, a Delaware limited partnership, as guarantor, and the Trustee, providing for the issuance by the Company of a series of Notes designated as the “6.500% Senior Notes due 2030” (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes in accordance with Section 4.12 and Article XIV of the Indenture and on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Agreement to Guarantee. The Guaranteeing Subsidiary hereby provides the Note Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article XIV of the Indenture.

3.            No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of equity interests of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture, or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

D-1

EXHIBIT D

4.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

(Signature page follows.)

D-2

EXHIBIT D

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC, its Managing Member

By:
Name:
Title:

[Existing Subsidiary Guarantors]

By:
Name:
Title:

Computershare Trust Company, N.A., as Trustee

By:
Name:
Title:

D-3